Exhibit 10.5

SECURITY AGREEMENT

SECURITY AGREEMENT, dated as of July 15, 2010 (this “Agreement”) made by APDN (B.V.I.) INC., a corporation organized under the laws of the British Virgin Islands (the “Grantor”), in favor of ETICO CAPITAL, LLC., a limited liability company organized under the laws of the Delaware, in its capacity as collateral agent (in such capacity, the “Collateral Agent”) for the “Buyers” (as defined below) party to the Securities Purchase Agreement, dated as of even date herewith (as amended, restated or otherwise modified from time to time, the “Securities Purchase Agreement”).
W I T N E S S E T H:

WHEREAS, Applied DNA Sciences, Inc. (the “Company”) and each party listed as a “Buyer” on the Schedule of Buyers attached thereto (collectively, the “Buyers”) are parties to the Securities Purchase Agreement, pursuant to which the Company shall be required to sell, and the Buyers shall purchase or have the right to purchase, the “Notes” (as defined therein) issued pursuant thereto (as such Notes may be amended, restated, replaced or otherwise modified from time to time in accordance with the terms thereof, collectively, the “Notes”); and

WHEREAS, it is a condition precedent to the Buyers purchasing the Notes pursuant to the Securities Purchase Agreement that the Grantor shall have executed and delivered to the Collateral Agent this Agreement providing for the grant to the Collateral Agent for the benefit of the Buyers of a security interest in all personal property of the Grantor to secure all of the Company’s obligations under the Securities Purchase Agreement, the Notes, and the “Transaction Documents” (as defined in the Securities Purchase Agreement) (the “Transaction Documents”).

NOW, THEREFORE, in consideration of the premises and the agreements herein and in order to induce the Buyers to perform under the Securities Purchase Agreement, the Grantor agrees with the Collateral Agent, for the benefit of the Buyers, as follows:

SECTION 1. Definitions.

(a)   Reference is hereby made to the Securities Purchase Agreement and the Notes for a statement of the terms thereof. All terms used in this Agreement and the recitals hereto which are defined in the Securities Purchase Agreement, the Notes or in Articles 8 or 9 of the Uniform Commercial Code as in effect from time to time in the State of New York (the “Code”), and which are not otherwise defined herein shall have the same meanings herein as set forth therein.

(b)   As used in this Agreement, the following terms shall have the respective meanings indicated below, such meanings to be applicable equally to both the singular and plural forms of such terms:

“Copyright Licenses” means all licenses, contracts or other agreements, whether written or oral, naming the Grantor as licensee or licensor and providing for the grant of any right to use or sell any works covered by any copyright (including, without limitation, all Copyright Licenses set forth in Schedule II hereto).

“Copyrights” means all domestic and foreign copyrights, whether registered or not, including, without limitation, all copyright rights throughout the universe (whether now or hereafter arising) in any and all media (whether now or hereafter developed), in and to all original works of authorship fixed in any tangible medium of expression, acquired or used by the Grantor (including, without limitation, all copyrights described in Schedule II hereto), all applications, registrations and recordings thereof (including, without limitation, applications, registrations and recordings in the United States Copyright Office or in any similar office or agency of the United States or any other country or any political subdivision thereof), and all reissues, divisions, continuations, continuations in part and extensions or renewals thereof.

“Event of Default” shall have the meaning set forth in the Notes.

“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code (Chapter 11 of Title 11 of the United States Code) or under any other bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, or extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

“Intellectual Property” means the Copyrights, Trademarks and Patents.

“Licenses” means the Copyright Licenses, the Trademark Licenses and the Patent Licenses.

“Lien” means any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights).

“Patent Licenses” means all licenses, contracts or other agreements, whether written or oral, naming the Grantor as licensee or licensor and providing for the grant of any right to manufacture, use or sell any invention covered by any Patent (including, without limitation, all Patent Licenses set forth in Schedule II hereto).

“Patents” means all domestic and foreign letters patent, design patents, utility patents, industrial designs, inventions, trade secrets, ideas, concepts, methods, techniques, processes, proprietary information, technology, know-how, formulae, rights of publicity and other general intangibles of like nature, now existing or hereafter acquired (including, without limitation, all domestic and foreign letters patent, design patents, utility patents, industrial designs, inventions, trade secrets, ideas, concepts, methods, techniques, processes, proprietary information, technology, know-how and formulae described in Schedule II hereto), all applications, registrations and recordings thereof (including, without limitation, applications, registrations and recordings in the United States Patent and Trademark Office, or in any similar office or agency of the United States or any other country or any political subdivision thereof), and all reissues, divisions, continuations, continuations in part and extensions or renewals thereof.

“Trademark Licenses” means all licenses, contracts or other agreements, whether written or oral, naming the Grantor as licensor or licensee and providing for the grant of any right concerning any Trademark, together with any goodwill connected with and symbolized by any such trademark licenses, contracts or agreements and the right to prepare for sale or lease and sell or lease any and all Inventory now or hereafter owned by the Grantor and now or hereafter covered by such licenses (including, without limitation, all Trademark Licenses described in Schedule II hereto).

“Trademarks” means all domestic and foreign trademarks, service marks, collective marks, certification marks, trade names, business names, d/b/a’s, Internet domain names, trade styles, designs, logos and other source or business identifiers and all general intangibles of like nature, now or hereafter owned, adopted, acquired or used by the Grantor (including, without limitation, all domestic and foreign trademarks, service marks, collective marks, certification marks, trade names, business names, d/b/a’s, Internet domain names, trade styles, designs, logos and other source or business identifiers described in Schedule II hereto), all applications, registrations and recordings thereof (including, without limitation, applications, registrations and recordings in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof), and all reissues, extensions or renewals thereof, together with all goodwill of the business symbolized by such marks and all customer lists, formulae and other Records of the Grantor relating to the distribution of products and services in connection with which any of such marks are used.

SECTION 2. Grant of Security Interest.  As collateral security for all of the “Obligations” (as defined in Section 3 hereof), the Grantor hereby pledges and assigns to the Collateral Agent for the benefit of the Buyers, and grants to the Collateral Agent for the benefit of the Buyers a continuing security interest in, all personal property of the Grantor, wherever located and whether now or hereafter existing and whether now owned or hereafter acquired, of every kind and description, tangible or intangible (collectively, the “Collateral”), including, without limitation, the following:

(a)   all Accounts;

(b)   all Chattel Paper (whether tangible or electronic);

(c)   the Commercial Tort Claims specified on Schedule VI hereto;

(d)   all Deposit Accounts, all cash and other property from time to time deposited therein and the monies and property in the possession or under the control of the Collateral Agent or any Buyer or any affiliate, representative, agent or correspondent of the Collateral Agent or any Buyer;

(e)   all Documents;

(f)   all Equipment;

(g)   all Fixtures;

(h)   all General Intangibles (including, without limitation, all Payment Intangibles);

(i)     all Goods

(j)   all Instruments (including, without limitation, Promissory Notes and each certificated Security);

(k)   all Inventory;

(l)   all Investment Property;

(m)   all Copyrights, Patents and Trademarks, and all Licenses;

(n)   all Letter-of-Credit Rights;

(o)   all Supporting Obligations;

(p)   all other tangible and intangible personal property of the Grantor (whether or not subject to the Code), including, without limitation, all bank and other accounts and all cash and all investments therein, all proceeds, products, offspring, accessions, rents, profits, income, benefits, substitutions and replacements of and to any of the property of the Grantor described in the preceding clauses of this Section 2 (including, without limitation, any proceeds of insurance thereon and all causes of action, claims and warranties now or hereafter held by the Grantor in respect of any of the items listed above), and all books, correspondence, files and other Records, including, without limitation, all tapes, desks, cards, Software, data and computer programs in the possession or under the control of the Grantor or any other Person from time to time acting for the Grantor to the extent of the Grantor’s rights therein, that at any time evidence or contain information relating to any of the property described in the preceding clauses of this Section 2 or are otherwise necessary or helpful in the collection or realization thereof; and

(q)   all Proceeds, including all cash Proceeds and non-cash Proceeds, and products of any and all of the foregoing Collateral;
in each case howsoever the Grantor’s interest therein may arise or appear (whether by ownership, security interest, claim or otherwise).

The security interest of the Collateral Agent in the Collateral granted hereby is in all respects pari passu with the security interest granted in favor of the individuals and entities listed on Schedule 4(g) hereto pursuant to the secured convertible promissory notes issued by the Company and listed on Schedule 4(g).

SECTION 3. Security for Obligations.  The security interest created hereby in the Collateral constitutes continuing collateral security for all of the following obligations, whether now existing or hereafter incurred (collectively, the “Obligations”):

(a)   for so long as the Notes are outstanding, the payment by the Company, as and when due and payable (by scheduled maturity, required prepayment, acceleration, demand or otherwise), of all amounts from time to time owing by it in respect of the Securities Purchase Agreement, the Notes and the other Transaction Documents, including, without limitation, (A) all principal of and interest on the Notes (including, without limitation, all interest that accrues after the commencement of any Insolvency Proceeding (as defined in the Security Agreement) of the Grantor, whether or not the payment of such interest is unenforceable or is not allowable due to the existence of such Insolvency Proceeding), and (B) all fees, commissions, expense reimbursements, indemnifications and all other amounts due or to become due under any of the Transaction Documents; and

(b)   for so long as the Notes are outstanding, the due performance and observance by the Grantor of all of its other obligations from time to time existing in respect of any of the Transaction Documents, including, without limitation, under this Agreement.

SECTION 4. Representations and Warranties.  The Grantor represents and warrants as of the date of this Agreement as follows:

(a)   Schedule I hereto sets forth the exact legal name of the Grantor, and the jurisdiction of incorporation and the organizational identification number of the Grantor in such jurisdiction.

(b)   There is no pending or, to its knowledge, written notice threatening any action, suit, proceeding or claim affecting the Grantor before any governmental authority or any arbitrator, or any order, judgment or award issued by any governmental authority or arbitrator, in each case, that may adversely affect the grant by the Grantor, or the perfection, of the security interest purported to be created hereby in the Collateral, or the exercise by the Collateral Agent of any of its rights or remedies hereunder.

(c)   All Federal, state and local tax returns and other reports required by applicable law to be filed by the Grantor have been filed, or extensions have been obtained, and all taxes, assessments and other governmental charges imposed upon the Grantor or any property of the Grantor (including, without limitation, all federal income and social security taxes on employees’ wages) and which have become due and payable on or prior to the date hereof have been paid, except to the extent contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof in accordance with generally accepted accounting principles consistently applied (“GAAP”), and except for taxes that do not, individually or in the aggregate, exceed $50,000 at any one time outstanding.

(d)   All Equipment, Fixtures, Goods and Inventory of the Grantor now existing are, and all Equipment, Fixtures, Goods and Inventory of the Grantor hereafter existing will be, located and/or based at the addresses specified therefor in Schedule III hereto, except that the Grantor will give the Collateral Agent written notice of any change in the location of any such Collateral within 5 days of such change, other than to locations set forth on Schedule III hereto (or a new Schedule III delivered by the Grantor to Collateral Agent from time to time) and with respect to which the Collateral Agent has filed financing statements, other required or advisable documents, instruments and certificates for the purpose of recording and/or perfecting Liens, and otherwise fully perfected its Liens thereon or will take such actions pursuant to Section 5(n).  The Grantor’s chief place of business and chief executive office, the place where the Grantor keeps its Records concerning Accounts and all originals of all Chattel Paper are located at the addresses specified therefor in Schedule III hereto.  None of the Accounts is evidenced by Promissory Notes or other Instruments.  Set forth in Schedule IV hereto is a complete and accurate list, as of the date of this Agreement, of (i) each Promissory Note, Security and other Instrument owned by the Grantor and (ii) each Deposit Account, Securities Account and Commodities Account of the Grantor, together with the name and address of each institution at which each such account is maintained, the account number for each such account and a description of the purpose of each such account. Set forth in Schedule II hereto is a complete and correct list of each trade name used by the Grantor and the name of, and each trade name used by, each person from which the Grantor has acquired any substantial part of the Collateral.

(e)   The Grantor has delivered to the Collateral Agent complete and correct copies of each License described in Schedule II hereto, including all schedules and exhibits thereto, which represents all of the Licenses existing on the date of this Agreement.  Each such License sets forth the entire agreement and understanding of the parties thereto relating to the subject matter thereof, and there are no other agreements, arrangements or understandings, written or oral, relating to the matters covered thereby or the rights of such Grantor or any of its affiliates in respect thereof.  Each material License now existing is, and any material License entered into in the future will be, the legal, valid and binding obligation of the parties thereto, enforceable against such parties in accordance with its terms. To the knowledge of the Grantor, no default under any material License by any such party has occurred, nor does any defense, offset, deduction or counterclaim exist thereunder in favor of any such party.

(f)   The Grantor owns and controls, or otherwise possesses adequate rights to use, all Trademarks, Patents and Copyrights, which are the only trademarks, patents, copyrights, inventions, trade secrets, proprietary information and technology, know-how, formulae, rights of publicity necessary to conduct its business in substantially the same manner as conducted as of the date hereof.  Schedule II hereto sets forth a true and complete list of all registered Copyrights, including applications therefor, issued and provisional Patents, including applications therefor, Trademarks, including applications therefor, and Licenses owned or used by the Grantor as of the date hereof. To the best knowledge of the Grantor, all such Intellectual Property of the Grantor is subsisting and in full force and effect, has not been adjudged invalid or unenforceable, is valid and enforceable and has not been abandoned in whole or in part. Except as set forth in Schedule II, no such Intellectual Property is the subject of any licensing or franchising agreement. The Grantor has no knowledge of any conflict with the rights of others to any such Intellectual Property and, to the knowledge of the Grantor, the Grantor is not now infringing or in conflict with any such rights of others in any material respect, and to the best knowledge of the Grantor, no other Person is now infringing or in conflict in any material respect with any such properties, assets and rights owned or used by the Grantor.  The Grantor has not received any notice that it is violating or has violated the trademarks, patents, copyrights, inventions, trade secrets, proprietary information and technology, know-how, formulae, rights of publicity or other intellectual property rights of any third party.

(g)   The Grantor is and will be at all times the sole and exclusive owner of, or otherwise has and will have adequate rights in, the Collateral free and clear of any Liens, except for Permitted Liens. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording or filing office except such as (i) may have been filed in favor of the Collateral Agent and/or the Buyers relating to this Agreement or the other Security Documents and (ii) are described on Schedule 4(g) hereto.

(h)   The exercise by the Collateral Agent of any of its rights and remedies hereunder will not contravene any law or any contractual restriction binding on or otherwise affecting the Grantor or any of its properties and will not result in or require the creation of any Lien, upon or with respect to any of its properties.

(i)   No authorization or approval or other action by, and no notice to or filing with, any governmental authority or other regulatory body, is required for (i) the grant by the Grantor, or the perfection, of the security interest purported to be created hereby in the Collateral, or (ii) the exercise by the Collateral Agent of any of its rights and remedies hereunder, except as follows: (A) for the filing under the Uniform Commercial Code as in effect in the applicable jurisdiction of the financing statements or other required or advisable documents, instruments and certificates for the purpose of recording and/or perfecting Liens under other applicable law, in each case described in Schedule V hereto (or a new Schedule V delivered by the Grantor to Collateral Agent from time to time), all of which financing statements and other documents, instruments and certificates have been duly filed and are in full force and effect or will be duly filed and in full force and effect, (B) with respect to Deposit Accounts, and all cash and other property from time to time deposited therein, for the execution of a control agreement with the depository institution with which such account is maintained, as provided in Section 5(i), (C) with respect to Commodity Contracts, for the execution of a control agreement with the commodity intermediary with which such commodity contract is carried, as provided in Section 5(i), (D) with respect to the perfection of the security interest created hereby in the United States Intellectual Property and Licenses, for the recording of the appropriate documents in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, (E) with respect to the perfection of the security interest created hereby in foreign Intellectual Property and Licenses, for registrations and filings in jurisdictions located outside of the United States and covering rights in such jurisdictions relating to such foreign Intellectual Property and Licenses, (F) with respect to the perfection of the security interest created hereby in Titled Collateral, for the submission of an appropriate application requesting that the Lien of the Collateral Agent be noted on the Certificate of Title or certificate of ownership, completed and authenticated by the Grantor, together with the Certificate of Title or certificate of ownership, with respect to such Titled Collateral, to the appropriate governmental authority, (G) with respect to the perfection of the security interest created hereby in any Letter-of-Credit Rights, for the consent of the issuer of the applicable letter of credit to the assignment of proceeds as provided in the Uniform Commercial Code as in effect in the applicable jurisdiction, (H) with respect to any action that may be necessary to obtain control of Collateral constituting Deposit Accounts, Commodity Contracts, Electronic Chattel Paper, Investment Property or Letter-of-Credit Rights, the taking of such actions, and (I) the Collateral Agent having possession of all Documents, Chattel Paper, Instruments and cash constituting Collateral (subclauses (A), (B), (C), (D), (E), (F), G), (H) and (I), each a “Perfection Requirement” and collectively, the “Perfection Requirements”).

(j)   This Agreement creates in favor of the Collateral Agent a legal, valid and enforceable security interest in the Collateral, as security for the Obligations. The Perfection Requirements result in the perfection of such security interests. Such security interests are, or in the case of Collateral in which the Grantor obtains rights after the date hereof, will be, perfected, first priority security interests, subject only to Permitted Liens and the Perfection Requirements and the financing statements and other required or advisable documents, instruments and certificates described in Schedule 4(g).

(k)   As of the date hereof, the Grantor holds no Commercial Tort Claims or has knowledge of any pending Commercial Tort Claims, except for such Commercial Tort Claims described in Schedule VI.

(l)   In the first half of 2005, Biowell Technology, Inc. (“Biowell”) transferred substantially all of its intellectual property to Rixflex Holdings Limited, a British Virgin Islands company (“Rixflex”), and on July 12, 2005, Rixflex merged with and into Grantor.  As a result of such transfer and such merger, all of Biowell’s intellectual property transferred to Rixflex and all of Rixflex’s intellectual property now is owned by the Grantor.  Prior to the date hereof, the Grantor has filed duly executed agreements, documents and instruments with all the United States Patent and Trademark Office and with all other foreign, federal, state and local governmental agencies and other Persons as were and are necessary to reflect the Grantor’s ownership, as a result of such the foregoing transfer and merger, of all such transferred Biowell intellectual property and all of Rixflex’s intellectual property.

SECTION 5. Covenants as to the Collateral.  So long as any of the Obligations shall remain outstanding, unless the Collateral Agent shall otherwise consent in writing:

(a)   Further Assurances.  The Grantor will at its expense, at any time and from time to time, promptly execute and deliver all further instruments and documents and take all further action that the Collateral Agent may reasonably request in order to: (i) perfect and protect the security interest purported to be created hereby; (ii) enable the Collateral Agent to exercise and enforce its rights and remedies hereunder in respect of the Collateral; or (iii) otherwise effect the purposes of this Agreement, including, without limitation: (A) marking conspicuously all Chattel Paper and each License and, at the request of the Collateral Agent, each of its Records pertaining to the Collateral with a legend, in form and substance satisfactory to the Collateral Agent, indicating that such Chattel Paper, License or Collateral is subject to the security interest created hereby, (B) delivering and pledging to the Collateral Agent each Promissory Note, Security, Chattel Paper or other Instrument, now or hereafter owned by the Grantor, duly endorsed and accompanied by executed instruments of transfer or assignment, all in form and substance satisfactory to the Collateral Agent, (C) executing and filing (to the extent, if any, that the Grantor’s signature is required thereon) or authenticating the filing of, such financing or continuation statements, or amendments thereto, or other required or advisable documents, instruments and certificates for the purpose of recording and/or perfecting Liens, as may be necessary or that the Collateral Agent may reasonably request in order to perfect and preserve the security interest purported to be created hereby, (D) furnishing to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral in each case as the Collateral Agent may reasonably request, all in reasonable detail, (E) if any Collateral shall be in the possession of a third party, notifying such Person of the Collateral Agent’s security interest created hereby and obtaining a written acknowledgment from such Person that such Person holds possession of the Collateral for the benefit of the Collateral Agent, which such written acknowledgement shall be in form and substance reasonably satisfactory to the Collateral Agent, (F) if at any time after the date hereof, the Grantor acquires or holds any Commercial Tort Claim, promptly notifying the Collateral Agent in a writing signed by the Grantor setting forth a brief description of such Commercial Tort Claim and granting to the Collateral Agent a security interest therein and in the proceeds thereof, which writing shall incorporate the provisions hereof and shall be in form and substance satisfactory to the Collateral Agent, (G) upon the acquisition after the date hereof by the Grantor of any motor vehicle or other Equipment subject to a certificate of title or ownership (other than a Motor Vehicle or Equipment that is subject to a purchase money security interest), causing the Collateral Agent to be listed as the lienholder on such certificate of title or ownership and delivering evidence of the same to the Collateral Agent in accordance with Section 5(j) hereof if and to the extent requested by the Collateral Agent and (H) filing, and causing the filing of, such agreements, documents and instruments with the United States Patent and Trademark Office and with all other foreign, federal, state and local governmental agencies and other Persons as, in the sole discretion of the Collateral Agent, were and are necessary to reflect the Grantor’s ownership in all of its Copyrights, Patents and Trademarks, including, without limitation, all Copyrights, Patents and Trademarks transferred by Biowell to Rixflex and/or owned by Rixflex and all of its Copyrights, Patents and Trademarks described in the Company’s filings with the Securities and Exchange Commission.

(b)   Location of Equipment and Inventory.  The Grantor will keep the Equipment and Inventory (i) at the locations specified therefor on Schedule III hereto, or (ii) at such other locations set forth on Schedule III (or a new Schedule III delivered by the Grantor to Collateral Agent from time to time) and with respect to which the Collateral Agent has filed financing statements, other required or advisable documents, instruments and certificates for the purpose of recording and/or perfecting Liens and otherwise fully perfected its Liens thereon, or (iii) at such other locations in the United States or the British Virgin Islands, provided that within 5 days following the relocation of Equipment or Inventory to such other location or the acquisition of Equipment or Inventory, Grantor shall deliver to the Collateral Agent a new Schedule III indicating such new locations.

(c)   Condition of Equipment.  The Grantor will maintain or cause the Equipment (to the extent necessary or useful to its business) to be maintained and preserved in good condition, repair and working order, ordinary wear and tear excepted, and will forthwith, or in the case of any loss or damage to any Equipment of the Grantor within a commercially reasonable time after the occurrence thereof, make or cause to be made all repairs, replacements and other improvements in connection therewith which are necessary or desirable, consistent with past practice, or which the Collateral Agent may request.  The Grantor will promptly furnish to the Collateral Agent a statement describing in reasonable detail any such loss or damage in excess of $50,000 per occurrence to any Equipment.

(d)   Taxes, Etc.  The Grantor agrees to pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Collateral, except to the extent the validity thereof is being contested in good faith by appropriate proceedings which stay the imposition of any penalty, fine or Lien resulting from the non-payment thereof and with respect to which adequate reserves in accordance with GAAP have been set aside for the payment thereof.

(e)   Provisions Concerning the Accounts and the Licenses.

(i)   The Grantor will (A) give the Collateral Agent at least 30 days’ prior written notice of any change in such Grantor’s name, identity or organizational structure, (B) maintain its jurisdiction of incorporation, organization or formation as set forth in Schedule I hereto, (C) immediately notify the Collateral Agent upon obtaining an organizational identification number, if on the date hereof such Grantor did not have such identification number, and (D) keep adequate records concerning the Accounts and Chattel Paper and permit representatives of the Collateral Agent during normal business hours on reasonable notice to such Grantor, to inspect and make abstracts from such Records and Chattel Paper.

(ii)   The Grantor will, except as otherwise provided in this subsection (f), continue to collect, at its own expense, all amounts due or to become due under the Accounts. In connection with such collections, the Grantor may (and, at the Collateral Agent’s direction, will) take such action as the Grantor or the Collateral Agent may deem necessary or advisable to enforce collection or performance of the Accounts; provided, however, that the Collateral Agent shall have the right at any time, upon the occurrence and during the continuance of an Event of Default, to notify the account debtors or obligors under any Accounts of the assignment of such Accounts to the Collateral Agent and to direct such account debtors or obligors to make payment of all amounts due or to become due to the Grantor thereunder directly to the Collateral Agent or its designated agent and, upon such notification and at the expense of the Grantor and to the extent permitted by law, to enforce collection of any such Accounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as the Grantor might have done. After receipt by the Grantor of a notice from the Collateral Agent that the Collateral Agent has notified, intends to notify, or has enforced or intends to enforce the Grantor’s rights against the account debtors or obligors under any Accounts as referred to in the proviso to the immediately preceding sentence, (A) all amounts and proceeds (including Instruments) received by the Grantor in respect of the Accounts shall be received in trust for the benefit of the Collateral Agent hereunder, shall be segregated from other funds of the Grantor and shall be forthwith paid over to the Collateral Agent in the same form as so received (with any necessary endorsement) to be applied as specified in Section 7(b) hereof, and the Grantor will not adjust, settle or compromise the amount or payment of any Account or release wholly or partly any account debtor or obligor thereof or allow any credit or discount thereon. In addition, upon the occurrence and during the continuance of an Event of Default, the Collateral Agent may (in its sole and absolute discretion) direct any or all of the banks and financial institutions with which the Grantor either maintains a Deposit Account or a lockbox or deposits the proceeds of any Accounts to send immediately to the Collateral Agent by wire transfer (to such account as the Collateral Agent shall specify, or in such other manner as the Collateral Agent shall direct) all or a portion of such securities, cash, investments and other items held by such institution. Any such securities, cash, investments and other items so received by the Collateral Agent shall be applied as specified in accordance with Section 7(b) hereof.

(iii)   Upon the occurrence and during the continuance of any breach or default under any material License referred to in Schedule II hereto by any party thereto other than the Grantor, the Grantor party thereto will, promptly after obtaining knowledge thereof, give the Collateral Agent written notice of the nature and duration thereof, specifying what action, if any, it has taken and proposes to take with respect thereto and thereafter will take reasonable steps to protect and preserve its rights and remedies in respect of such breach or default, or will obtain or acquire an appropriate substitute License.  The Grantor will, at its expense, promptly deliver to the Collateral Agent a copy of each notice or other communication received by it by which any other party to any material License referred to in Schedule II hereto purports to exercise any of its rights or affect any of its obligations thereunder, together with a copy of any reply by such Grantor thereto.  The Grantor will exercise promptly and diligently each and every right which it may have under each material License (other than any right of termination) and will duly perform and observe in all respects all of its obligations under each material License and will take all action reasonably necessary to maintain such Licenses in full force and effect. The Grantor will not, without the prior written consent of the Collateral Agent, cancel, terminate, amend or otherwise modify in any respect, or waive any provision of, any material License referred to in Schedule II hereto.

(f)   Transfers and Other Liens.

(i)   The Grantor will not sell, assign (by operation of law or otherwise), lease, license, exchange or otherwise transfer or dispose of any of the Collateral, except as expressly permitted by the other Transaction Documents.

(ii)   The Grantor will not create, suffer to exist or grant any Lien upon or with respect to any Collateral other than a Permitted Lien.

(g)   Intellectual Property.

(i)   If applicable, the Grantor shall, upon the Collateral Agent’s written request, duly execute and deliver a security agreement or security agreements relating to Intellectual Property. The Grantor (either itself or through licensees) will, and will cause each licensee thereof to, take all action necessary to maintain all of the Intellectual Property in full force and effect, including, without limitation, using the proper statutory notices and markings and using the Trademarks on each applicable trademark class of goods in order to so maintain the Trademarks in full force and free from any claim of abandonment for non-use, and the Grantor will not (nor permit any licensee thereof to) do any act or knowingly omit to do any act whereby any Intellectual Property may become invalidated; provided, however, that so long as no Event of Default has occurred and is continuing, the Grantor shall have no obligation to use or to maintain any Intellectual Property (A) that relates solely to any product or work, that has been, or is in the process of being, discontinued, abandoned or terminated, (B) that is being replaced with Intellectual Property substantially similar to the Intellectual Property that may be abandoned or otherwise become invalid, so long as the failure to use or maintain such Intellectual Property does not materially adversely affect the validity of such replacement Intellectual Property and so long as such replacement Intellectual Property is subject to the Lien created by this Agreement or (C) that is substantially the same as another Intellectual Property that is in full force, so long the failure to use or maintain such Intellectual Property does not materially adversely affect the validity of such replacement Intellectual Property and so long as such other Intellectual Property is subject to the Lien and security interest created by this Agreement.  The Grantor will cause to be taken all necessary steps in any proceeding before the United States Patent and Trademark Office and the United States Copyright Office or any similar office or agency in any other country or political subdivision thereof to maintain each registration of the Intellectual Property (other than the Intellectual Property described in the proviso to the immediately preceding sentence), including, without limitation, filing of renewals, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings and payment of maintenance fees, filing fees, taxes or other governmental fees. If any Intellectual Property (other than Intellectual Property described in the proviso to the first sentence of subsection (i) of this clause (h)) is infringed, misappropriated, diluted or otherwise violated in any material respect by a third party, the Grantor shall (x) upon learning of such infringement, misappropriation, dilution or other violation, promptly notify the Collateral Agent and (y) to the extent the Grantor shall deem appropriate under the circumstances, promptly sue for infringement, misappropriation, dilution or other violation, seek injunctive relief where appropriate and recover any and all damages for such infringement, misappropriation, dilution or other violation, or take such other actions as such Grantor shall deem appropriate under the circumstances to protect such Intellectual Property.  The Grantor shall furnish to the Collateral Agent from time to time upon its request statements and schedules further identifying and describing the Intellectual Property and Licenses and such other reports in connection with the Intellectual Property and Licenses as the Collateral Agent may reasonably request, all in reasonable detail and promptly upon request of the Collateral Agent, following receipt by the Collateral Agent of any such statements, schedules or reports, the Grantor shall modify this Agreement by amending Schedule II hereto, as the case may be, to include any Intellectual Property and License, as the case may be, which becomes part of the Collateral under this Agreement and shall execute and authenticate such documents and do such acts as shall be necessary or, in the reasonable judgment of the Collateral Agent, desirable to subject such Intellectual Property and Licenses to the Lien and security interest created by this Agreement. Notwithstanding anything herein to the contrary, upon the occurrence and during the continuance of an Event of Default, the Grantor may not abandon or otherwise permit any Intellectual Property to become invalid without the prior written consent of the Collateral Agent, and if any Intellectual Property is infringed, misappropriated, diluted or otherwise violated in any material respect by a third party, the Grantor will take such action as the Collateral Agent shall deem appropriate under the circumstances to protect such Intellectual Property.

(ii)   In no event shall the Grantor, either itself or through any agent, employee, licensee or designee, file an application for the registration of any Trademark or Copyright or the issuance of any Patent with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, or in any similar office or agency of the United States or any country or any political subdivision thereof unless it gives the Collateral Agent prior written notice thereof. Upon request of the Collateral Agent, the Grantor shall execute, authenticate and deliver any and all assignments, agreements, instruments, documents and papers as the Collateral Agent may reasonably request to evidence the Collateral Agent’s security interest hereunder in such Intellectual Property and the General Intangibles of the Grantor relating thereto or represented thereby, and the Grantor hereby appoints the Collateral Agent its attorney-in-fact to execute and/or authenticate and file all such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed, and such power (being coupled with an interest) shall be irrevocable until the indefeasible payment in full in cash of all of the Obligations in full.

(h)   Deposit, Commodities and Securities Accounts. Upon the Collateral Agent’s written request, the Grantor shall cause each bank and other financial institution with an account referred to in Schedule IV hereto to execute and deliver to the Collateral Agent a control agreement, in form and substance reasonably satisfactory to the Collateral Agent, duly executed by the Grantor and such bank or financial institution, or enter into other arrangements in form and substance satisfactory to the Collateral Agent, pursuant to which such institution shall irrevocably agree, inter alia, that (i) it will comply at any time with the instructions originated by the Collateral Agent to such bank or financial institution directing the disposition of cash, Commodity Contracts, securities, Investment Property and other items from time to time credited to such account, without further consent of the Grantor, which instructions the Collateral Agent will not give to such bank or other financial institution in the absence of a continuing Event of Default, (ii) all Commodity Contracts, securities, Investment Property and other items of the Grantor deposited with such institution shall be subject to a perfected, first priority security interest in favor of the Collateral Agent, except for Permitted Liens, (iii) any right of set off (other than recoupment of standard fees), banker’s Lien or other similar Lien, security interest or encumbrance shall be fully waived as against the Collateral Agent, and (iv) upon receipt of written notice from the Collateral Agent during the continuance of an Event of Default, such bank or financial institution shall immediately send to the Collateral Agent by wire transfer (to such account as the Collateral Agent shall specify, or in such other manner as the Collateral Agent shall direct) all such cash, the value of any Commodity Contracts, securities, Investment Property and other items held by it. Without the prior written consent of the Collateral Agent, the Grantor shall not make or maintain any Deposit Account, Commodity Account or Securities Account except for the accounts set forth in Schedule IV hereto. The provisions of this paragraph 5(i) shall not apply to Deposit Accounts specially and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of the Grantor’s employees.

(i)      Motor Vehicles.

 (i)   Upon the Collateral Agent’s written request, the Grantor shall deliver to the Collateral Agent originals of the certificates of title or ownership for all motor vehicles owned by it with the Collateral Agent listed as lienholder, for the benefit of the Buyers.

 (ii)   The Grantor hereby appoints the Collateral Agent as its attorney-in-fact, effective the date hereof and terminating upon the termination of this Agreement, for the purpose of (A) executing on behalf of such Grantor title or ownership applications for filing with appropriate state agencies to enable motor vehicles now owned or hereafter acquired by such Grantor to be retitled and the Collateral Agent listed as lienholder thereof, (B) filing such applications with such state agencies, and (C) executing such other documents and instruments on behalf of, and taking such other action in the name of the Grantor as the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof (including, without limitation, for the purpose of creating in favor of the Collateral Agent a perfected Lien on the motor vehicles and exercising the rights and remedies of the Collateral Agent hereunder). This appointment as attorney-in-fact is coupled with an interest and is irrevocable until all of the Obligations are indefeasibly paid in full in cash.

(j)   Control.  Upon the Collateral Agent’s request, the Grantor hereby agrees to take any or all action that may be necessary or that the Collateral Agent may reasonably request in order for the Collateral Agent to obtain control in accordance with Sections 9-105 through and including 9-107 of the Code with respect to the following Collateral: (i) Electronic Chattel Paper, (ii) Investment Property, and (iii) Letter-of-Credit Rights.

(k)   Inspection and Reporting.  The Grantor shall permit the Collateral Agent, or any agents or representatives thereof or such professionals or other Persons as the Collateral Agent may designate, during normal business hours, after reasonable notice in the absence of an Event of Default and not more than once a year in the absence of an Event of Default, (i) to examine and make copies of and abstracts from the Grantor’s records and books of account, (ii) to visit and inspect its properties, (iii) to verify materials, leases, Instruments, Accounts, Inventory and other assets of the Grantor from time to time, (iii) to conduct audits, physical counts, appraisals and/or valuations, examinations at the locations of the Grantor. The Grantor shall also permit the Collateral Agent, or any agent or representatives thereof or such professionals or other Persons as the Collateral Agent may designate, to discuss the Grantor’s affairs, finances and accounts with any of its directors, officers, managerial employees, independent accountants or any of its other representatives.

(l)   Fixture Filings.  At the Collateral Agent’s request, the Grantor shall cause financing statements and other required or advisable documents, instruments and certificates for the purpose of recording and/or perfecting Liens to be filed in the appropriate county clerk’s offices in order to perfect the security interest of the Collateral Agent in and to all Fixtures constituting Collateral.

SECTION 6. Additional Provisions Concerning the Collateral.

(a)   The Grantor hereby (i) authorizes the Collateral Agent to file one or more Uniform Commercial Code financing or continuation statements and any other required or advisable documents, instruments and certificates and amendments thereto relating to the Collateral and (ii) ratifies such authorization to the extent that the Collateral Agent has filed any such financing or continuation statements, or amendments thereto, prior to the date hereof. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

(b)   The Grantor hereby irrevocably appoints the Collateral Agent as its attorney-in-fact and proxy, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time in the Collateral Agent’s discretion, so long as an Event of Default shall have occurred and is continuing, to take any action and to execute any instrument which the Collateral Agent may reasonably deem necessary or advisable to accomplish the purposes of this Agreement (subject to the rights of the Grantor under Section 5 hereof), including, without limitation, (i) to obtain and adjust insurance required to be paid to the Collateral Agent pursuant to Section 5(e) hereof, (ii) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any Collateral, (iii) to receive, endorse, and collect any drafts or other Instruments, Documents and Chattel Paper, (iv) to file any claims or take any action or institute any proceedings which the Collateral Agent may deem necessary or desirable for the collection of any Collateral or otherwise to enforce the rights of the Collateral Agent and the Buyers with respect to any Collateral, and (v) to execute assignments, licenses and other documents to enforce the rights of the Collateral Agent and the Buyers with respect to any Collateral. This power is coupled with an interest and is irrevocable until all of the Obligations are indefeasibly paid in full in cash.

(c)   For the purpose of enabling the Collateral Agent to exercise rights and remedies hereunder, at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, the Grantor hereby grants to the Collateral Agent, to the extent assignable, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to the Grantor) to use, assign, license or sublicense any Intellectual Property now owned or hereafter acquired by such Grantor, wherever the same may be located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof. Notwithstanding anything contained herein to the contrary, but subject to the provisions of the Securities Purchase Agreement that limit the right of the Grantor to dispose of its property, and Section 5(g) and Section 5(h) hereof, so long as no Event of Default shall have occurred and be continuing, the Grantor may exploit, use, enjoy, protect, license, sublicense, assign, sell, dispose of or take other actions with respect to the Intellectual Property in the ordinary course of its business. In furtherance of the foregoing, unless an Event of Default shall have occurred and be continuing, the Collateral Agent shall from time to time, upon the request of the Grantor, execute and deliver any instruments, certificates or other documents, in the form so requested, to allow it to take any action permitted above (including relinquishment of the license provided pursuant to this clause (c) as to any Intellectual Property). Further, upon the indefeasible payment in full in cash of all of the Obligations, the Collateral Agent (subject to Section 10(e) hereof) shall release and reassign to the Grantor all of the Collateral Agent’s right, title and interest in and to the Intellectual Property, and the Licenses, all without recourse, representation or warranty whatsoever. The exercise of rights and remedies hereunder by the Collateral Agent shall not terminate the rights of the holders of any licenses or sublicenses theretofore granted by the Grantor in accordance with the second sentence of this clause (c). The Grantor hereby releases the Collateral Agent from any claims, causes of action and demands at any time arising out of or with respect to any actions taken or omitted to be taken by the Collateral Agent under the powers of attorney granted herein other than actions taken or omitted to be taken through the Collateral Agent’s gross negligence or willful misconduct, as determined by a final determination of a court of competent jurisdiction.

(d)   If the Grantor fails to perform any agreement or obligation contained herein, the Collateral Agent may itself perform, or cause performance of, such agreement or obligation, in the name of such Grantor or the Collateral Agent, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by such Grantor pursuant to Section 8 hereof and shall be secured by the Collateral.

(e)   The powers conferred on the Collateral Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

(f)   Anything herein to the contrary notwithstanding (i) the Grantor shall remain liable under the Licenses and otherwise with respect to any of the Collateral to the extent set forth therein to perform all of its obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by the Collateral Agent of any of its rights hereunder shall not release the Grantor from any of its obligations under the Licenses or otherwise in respect of the Collateral, and (iii) the Collateral Agent shall not have any obligation or liability by reason of this Agreement under the Licenses or with respect to any of the other Collateral, nor shall the Collateral Agent be obligated to perform any of the obligations or duties of the Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

SECTION 7. Remedies Upon Event of Default.  If any Event of Default shall have occurred and be continuing:

(a)   The Collateral Agent may exercise in respect of the Collateral, in addition to any other rights and remedies provided for herein or otherwise available to it, all of the rights and remedies of a secured party upon default under the Code, and also may (i) take absolute control of the Collateral, including, without limitation, transfer into the Collateral Agent’s name or into the name of its nominee or nominees (to the extent the Collateral Agent has not theretofore done so) and thereafter receive, for the benefit of the Collateral Agent, all payments made thereon, give all consents, waivers and ratifications in respect thereof and otherwise act with respect thereto as though it were the outright owner thereof, (ii) require the Grantor to, and the Grantor hereby agrees that it will at its expense and upon request of the Collateral Agent forthwith, assemble all or part of its respective Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place or places to be designated by the Collateral Agent that is reasonably convenient to both parties, and the Collateral Agent may enter into and occupy any premises owned or leased by the Grantor where the Collateral or any part thereof is located or assembled for a reasonable period in order to effectuate the Collateral Agent’s rights and remedies hereunder or under law, without obligation to the Grantor in respect of such occupation, and (iii) without notice except as specified below and without any obligation to prepare or process the Collateral for sale, (A) sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Collateral Agent may deem commercially reasonable and/or (B) lease, license or dispose of the Collateral or any part thereof upon such terms as the Collateral Agent may deem commercially reasonable. The Grantor agrees that, to the extent notice of sale or any other disposition of its respective Collateral shall be required by law, at least ten (10) days’ notice to the Grantor of the time and place of any public sale or the time after which any private sale or other disposition of its respective Collateral is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale or other disposition of any Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Grantor hereby waives any claims against the Collateral Agent and the Buyers arising by reason of the fact that the price at which its respective Collateral may have been sold at a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Obligations, even if the Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree, and waives all rights that the Grantor may have to require that all or any part of such Collateral be marshaled upon any sale (public or private) thereof. The Grantor hereby acknowledges that (i) any such sale of its respective Collateral by the Collateral Agent shall be made without warranty, (ii) the Collateral Agent may specifically disclaim any warranties of title, possession, quiet enjoyment or the like, and (iii) such actions set forth in clauses (i) and (ii) above shall not adversely affect the commercial reasonableness of any such sale of Collateral. In addition to the foregoing, (1) upon written notice to the Grantor from the Collateral Agent after and during the continuance of an Event of Default, such Grantor shall cease any use of the Intellectual Property or any trademark, patent or copyright similar thereto for any purpose described in such notice; (2) the Collateral Agent may, at any time and from time to time after and during the continuance of an Event of Default, upon 10 days’ prior notice to such Grantor, license, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any of the Intellectual Property, throughout the universe for such term or terms, on such conditions, and in such manner, as the Collateral Agent shall in its sole discretion determine; and (3) the Collateral Agent may, at any time, pursuant to the authority granted in Section 6 hereof (such authority being effective upon the occurrence and during the continuance of an Event of Default), execute and deliver on behalf of such Grantor, one or more instruments of assignment of the Intellectual Property (or any application or registration thereof), in form suitable for filing, recording or registration in any country.

(b)   Any cash held by the Collateral Agent as Collateral and all cash Proceeds received by the Collateral Agent in respect of any sale of or collection from, or other realization upon, all or any part of the Collateral shall be applied (after payment of any amounts payable to the Collateral Agent pursuant to Section 8 hereof) by the Collateral Agent against, all or any part of the Obligations in such order as the Collateral Agent shall elect, consistent with the provisions of the Securities Purchase Agreement. Any surplus of such cash or cash Proceeds held by the Collateral Agent and remaining after the indefeasible payment in full in cash of all of the Obligations shall be paid over to whomsoever shall be lawfully entitled to receive the same or as a court of competent jurisdiction shall direct.

(c)   In the event that the proceeds of any such sale, collection or realization are insufficient to pay all amounts to which the Collateral Agent and the Buyers are legally entitled, the Grantor shall be liable for the deficiency, together with interest thereon at the highest rate specified in the Notes for interest on overdue principal thereof or such other rate as shall be fixed by applicable law, together with the costs of collection and the reasonable fees, costs, expenses and other client charges of any attorneys employed by the Collateral Agent to collect such deficiency.

(d)   The Grantor hereby acknowledges that if the Collateral Agent complies with any applicable state, provincial, or federal law requirements in connection with a disposition of the Collateral, such compliance will not adversely affect the commercial reasonableness of any sale or other disposition of the Collateral.

(e)   The Collateral Agent shall not be required to marshal any present or future collateral security (including, but not limited to, this Agreement and the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of the Collateral Agent’s rights hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising. To the extent that the Grantor lawfully may, the Grantor hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of the Collateral Agent’s rights under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, the Grantor hereby irrevocably waives the benefits of all such laws.

SECTION 8. Indemnity and Expenses.

(a)   The Grantor agrees, jointly and severally, to defend, protect, indemnify and hold the Collateral Agent and each of the Buyers, jointly and severally, harmless from and against any and all claims, damages, losses, liabilities, obligations, penalties, fees, costs and expenses (including, without limitation, reasonable legal fees, costs, expenses, and disbursements of such Person’s counsel) to the extent that they arise out of or otherwise result from this Agreement (including, without limitation, enforcement of this Agreement), except to the extent resulting from such Person’s gross negligence or willful misconduct, as determined by a final judgment of a court of competent jurisdiction.

(b)   The Grantor agrees, jointly and severally, to pay to the Collateral Agent upon demand the amount of any and all costs and expenses, including the reasonable fees, costs, expenses and disbursements of counsel for the Collateral Agent and of any experts and agents (including, without limitation, any collateral trustee which may act as agent of the Collateral Agent), which the Collateral Agent may incur in connection with (i) the preparation, negotiation, execution, delivery, recordation, administration, amendment, waiver or other modification or termination of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any Collateral, (iii) the exercise or enforcement of any of the rights of the Collateral Agent hereunder, or (iv) the failure by the Grantor to perform or observe any of the provisions hereof.

SECTION 9. Notices. Etc.  All notices and other communications provided for hereunder shall be in writing and shall be mailed (by certified mail, postage prepaid and return receipt requested), telecopied, e-mailed or delivered, if to the Grantor at its address specified on the signature pages below and if to the Collateral Agent to it, at its address specified on the signature pages below; or as to any such Person, at such other address as shall be designated by such Person in a written notice to all other parties hereto complying as to delivery with the terms of this Section 9. All such notices and other communications shall be effective (a) if sent by certified mail, return receipt requested, when received or three days after deposited in the mails, whichever occurs first, (b) if telecopied or e-mailed, when transmitted (during normal business hours) and confirmation is received, and otherwise, the day after the notice or communication was transmitted and confirmation is received, or (c) if delivered in person, upon delivery.

SECTION 10. Certain Waivers.

(a)   The Grantor acknowledges and agrees that its obligations hereunder shall be unconditional, irrespective of (i) the validity or enforceability of the Obligations or any part thereof, or of any of the Transaction Documents, (ii) the waiver or consent by any Person with respect to any provision of any Transaction Document, or any amendment, modification or other change with respect to any Transaction Document, (iii) any merger or consolidation of the Company, the Grantor or any other guarantor of or pledgor with regard to all or part of the Obligations into or with any Person or any change in the ownership of the equity of the Company, or any such guarantor of all or part of the Obligations, (iv) any dissolution of any pledgor or guarantor or any insolvency, bankruptcy, liquidation, reorganization or similar proceedings with respect to the Company, the Grantor or any other guarantor or pledgor with regard to all or part of the Obligations, (v) any action or inaction on the part of any Person, including without limitation the absence of any attempt to collect the Obligations from the Company, the Grantor or any other guarantor of or pledgor with regard to all or part of the Obligations or other action to enforce the same or the failure by any Person to take any steps to perfect and maintain its Lien on, or to preserve its rights to, any security or collateral for the Obligations, (vi) any Person’s election, in any proceeding instituted under Chapter 11 of Title 11 of the United States Code (11 U.S.C. Section 101 et seq.), as amended (the “Bankruptcy Code”) of the application of Section 1111(b)(2) of the Bankruptcy Code, (vii) any borrowing or grant of a Lien by the Company, the Grantor or any other guarantor of or pledgor with regard to all or part of the Obligations, as debtor-in-possession, under Section 364 of the Bankruptcy Code, (viii) the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of any Buyer’s or the Collateral Agent’s claims for repayment of the Obligations, (ix) the inability to enforce the Obligations of the Company as a result of the automatic stay provisions under Section 362 of the Bankruptcy Code, or (ix) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of the Company, any Guarantor or any other guarantor of all or part of the Obligations.

(b)   No payment made by or for the account or benefit of any Person (including, without limitation, (i) a payment made by the Company in respect of the Obligations, (ii) a payment made by any other guarantor or pledgor, (iii) a payment made by means of set-off or other application of funds), or (iv) any other action or event shall entitle the Grantor, by subrogation or otherwise, to any payment by the Company or from or out of any property of the Company, and no Guarantor shall exercise any right or remedy against the Company or any property of the Company including, without limitation, any right of contribution or reimbursement by reason of any performance by any other Person, until the Obligations have been indefeasibly paid in full.

(c)   The Grantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of any Insolvency Proceeding of the Company, protest or notice with respect to the Obligations and all demands whatsoever, and covenants that this Agreement will not be discharged, except by complete and irrevocable payment and performance of the Obligations.  Except as expressly provided herein or in any other Transaction Document, no notice to any Person shall be required for the Collateral Agent to make any demand or take any action hereunder.

(d)   The Collateral Agent and the Buyers each is hereby authorized, without notice or demand to any Guarantor and without affecting or impairing the liability of the Grantor hereunder, to, from time to time, (i) renew, extend, accelerate or otherwise change the time for payment of, or other terms relating to, the Obligations or otherwise modify, amend or change the terms of any Transaction Document, (ii) accept partial payments on the Obligations, (iii) take and hold collateral for the payment of the Obligations, and exchange, enforce, waive and release any such collateral, (iv) apply such collateral and direct the order or manner of sale thereof as in their sole discretion they may determine and (v) settle, release, compromise, collect or otherwise liquidate the Obligations and any collateral therefor in any manner.

(e)   The Grantor also waives all set-offs and counterclaims and all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance of this Agreement.  The Grantor further waives all notices of the existence, creation or incurring of new or additional indebtedness, arising either from additional loans or other financial accommodations extended to the Company or otherwise, and also waives all notices that the principal amount, or any portion thereof, or any interest under or on any Transaction Document is due, notices of any and all proceedings to collect from the maker, any endorser or any other guarantor of all or any part of the Obligations, or from anyone else, and, to the extent permitted by law, notices of exchange, sale, surrender or other handling of any security or collateral to secure payment of the Obligations.

(f)   At any time and from time to time, without terminating, affecting or impairing the validity of this Agreement or the obligations of the Grantor hereunder, the Buyers and the Collateral Agent may deal with the Company in the same manner and as fully as if this Agreement did not exist and shall be entitled, among other things, to grant the Company, without notice or demand and without affecting the Grantor’s liability hereunder, such extension or extensions of time to perform, renew, compromise, accelerate or otherwise change the time for payment of or otherwise change the terms of indebtedness or any part thereof contained in or arising under the Transaction Documents, or to waive any obligation of the Company to perform, any act or acts as the Collateral Agent or the Buyers, as the case may be, may deem advisable.

SECTION 11. Miscellaneous.

(a)   The term “Grantor” used in this Agreement shall include the Grantor as defined on page 1 of this Agreement, the Grantor as successor by merger to Rixflex and the Grantor as the ultimate assignee of the intellectual property of Biowell transferred to Rixflex as more fully described in Section 4 of this Agreement.

(b)   No amendment of any provision of this Agreement shall be effective unless it is in writing and signed by the Grantor and the Collateral Agent, and no waiver of any provision of this Agreement, and no consent to any departure by the Grantor therefrom, shall be effective unless it is in writing and signed by the Grantor and the Collateral Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(c)   No failure on the part of the Collateral Agent to exercise, and no delay in exercising, any right hereunder or under any of the other Transaction Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Collateral Agent or any Buyer provided herein and in the other Transaction Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Collateral Agent or any Buyer under any of the other Transaction Documents against any party thereto are not conditional or contingent on any attempt by such Person to exercise any of its rights under any of the other Transaction Documents against such party or against any other Person, including but not limited to, the Grantor.

(d)   Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

(e)   This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until the indefeasible payment in full in cash of the Obligations, and (ii) be binding on the Grantor and all other Persons who become bound as debtor to this Agreement in accordance with Section 9-203(d) of the Code and other applicable law and shall inure, together with all rights and remedies of the Collateral Agent and the Buyers hereunder, to the benefit of the Collateral Agent and the Buyers and their respective permitted successors, transferees and assigns. Without limiting the generality of clause (ii) of the immediately preceding sentence, without notice to the Grantor, the Collateral Agent and the Buyers may assign or otherwise transfer their rights and obligations under this Agreement and any of the other Transaction Documents, to any other Person and such other Person shall thereupon become vested with all of the benefits in respect thereof granted to the Collateral Agent and the Buyers herein or otherwise. Upon any such assignment or transfer, all references in this Agreement to the Collateral Agent or any such Buyer shall mean the assignee of the Collateral Agent or such Buyer. None of the rights or obligations of the Grantor hereunder may be assigned or otherwise transferred without the prior written consent of the Collateral Agent, and any such assignment or transfer without the consent of the Collateral Agent shall be null and void.

(f)   Upon the indefeasible payment in full in cash of the Obligations, (i) this Agreement and the security interests created hereby shall terminate and all rights to the Collateral shall revert to the Grantor, and (ii) the Collateral Agent will, upon the Grantor’s request and at such Grantor’s expense, (A) return to the Grantor such of the Collateral as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof, and (B) execute and deliver to the Grantor such documents as the Grantor shall reasonably request to evidence such termination, all without any representation, warranty or recourse whatsoever.

(g)   THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW) AND EXCEPT TO THE EXTENT THAT THE VALIDITY AND PERFECTION OR THE PERFECTION AND THE EFFECT OF PERFECTION OR NON-PERFECTION OF THE SECURITY INTEREST CREATED HEREBY, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAW OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

(h)   ANY LEGAL ACTION, SUIT OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK OR THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS THEREOF, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE GRANTOR HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE GRANTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION, SUIT OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT.

(i)   THE GRANTOR AND (BY ITS ACCEPTANCE OF THE BENEFITS OF THIS AGREEMENT) THE COLLATERAL AGENT WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, ORAL OR WRITTEN STATEMENT OR OTHER ACTION OF THE PARTIES HERETO.

(j)   The Grantor irrevocably consents to the service of process of any of the aforesaid courts in any such action, suit or proceeding by the mailing of copies thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Grantor at its address provided herein, such service to become effective 10 days after such mailing.

(k)   Nothing contained herein shall affect the right of the Collateral Agent to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against the Grantor or any property of the Grantor in any other jurisdiction.

(l)    The Grantor irrevocably and unconditionally waives any right it may have to claim or recover in any legal action, suit or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

(m)   Section headings herein are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

(n)   This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together constitute one in the same Agreement.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Grantor has caused this Agreement to be executed and delivered by its officer thereunto duly authorized, as of the date first above written.

APDN (B.V.I.) INC.

By:	/s/ Dr. James A Hayward
Name: Dr. James A. Hayward
Title: President and Chief Executive Officer
Address: 25 Health Sciences Drive, Suite 113

Facsimile: (631) 444-6935
Email: james.hayward@adnas.com

ETICO CAPITAL, LLC

By:	/s/ Scott A. Weisman
Name: Scott A. Weisman
Title: Managing Director
Address: 405 Lexington Avenue
New York, NY 10174

Facsimile: (203) 529- 0096
Email: sweisman@eticocapital.com

Schedule I

Grantor

Legal Name of Grantor – APDN (B.V.I.) Inc.

Jurisdiction of Incorporation – British Virgin Islands

Organizational Identification Number – 656029

Schedule II

Copyrights, Patents and Trademarks

The following are owned by the Grantor:

PATENTS
Patents Issued
Patent Name	Patent No	Assignee of Record	Date Issued	Jurisdiction

Nucleic Acid as Marker for Product Anticounterfeiting and Identification	(570982/196181) 89108443	APDN (B.V.I.) Inc.	1/11/2004 – 3/16/2020 3/17/2000	Taiwan
Method of using ribonucleic acid as marker for product anti-counterfeit labeling	CN1324955 00107580.2	APDN (B.V.I.) Inc.	2/2/2005	China
EppenLocker (A Leakage Prevention Apparatus of Microcentrifuge)	529633 203050	APDN Inc.	4/21/2003-3/9/2012 3/10/2000	Taiwan
Multiple Tube Structure for Multiple PCR in a Closed Container	519130 205554	APDN Inc.	1/21/2003-6/19/2012 6/20/2000	Taiwan
A Device for Multiple Polymerase Chain Reactions In a Closed Container and a Method of Using Thereof	231311	APDN Inc.	4/21/2005-6/12/2020 6/12/2000	Taiwan
A Method of marking solid or liquid substances with nucleic acid for anti-counterfeiting and authentication	7115301 (10/748,412)	APDN (B.V.I.) Inc.	10/3/2006	United States
A novel nucleic acid based steganography system and applications thereof	MY 135976-A	APDN (B.V.I.) Inc.	7/31/2008	Malaysia
	KR 20050025256 679484 (61387/2004)	APDN (B.V.I.) Inc.	3/14/2005 8/3/2005	Korea
Method for Mixing Ribonucleic Acid in Water Insoluble Media and Application Thereof	JP2004159502 3930794	Rixflex Holding Limited*	6/10/2004 8/31/2002	Japan
Method for Mixing Ribonucleic Acid in Water Insoluble Media and Application Thereof	EP1394544	APDN (B.V.I.) Inc.	3/3/2004	EU
Method of dissolving nucleic acid in water insoluble medium and its application	CN100349315C 03155949.2	APDN (B.V.I.) Inc.	11/7/2007 (8/27/2003)	China
A Nucleic Acid Based Steganography System and Application thereof	EP1568783	APDN (B.V.I.) Inc.	8/31/2005	EU
A Nucleic Acid Based Steganography System and Application Thereof	DE 602004007474.8	APDN (B.V.I.) Inc	4/24/2008	Germany
System and Method for authenticating multiple components associated with a particular product	WO2006127558 A2	APDN	11/30/2006	EU

Patents Pending
Patent Name	Publication No	Filed in Name of	Date Published	Jurisdiction

Method for Mixing Nucleic Acid in Water Insoluble Media and Application Thereof	20040058374 (10/645,602)	Rixflex Holdings Limited*	3/25/2004	United States
Novel nucleic acid based steganography system and application thereof	20050059059 (10/909,431)	Rixflex Holdings Limited*	3/17/2005	United States
Cryptic method of secret information carried in DNA molecule and it deencryption method	200506064 (921221490)	APDN (B.V.I.) Inc.	8/6/2003	Taiwan
A novel nucleic acid based steganography system and applications thereof	1-2004-00742	APDN (B.V.I.) Inc.	8/4/2004	Vietnam
A novel nucleic acid based steganography system and applications thereof	092819	APDN (B.V.I.) Inc. pending	8/4/2004	Thailand
A Method for encrypting and decrypting specific message by using nucleic acid molecules	JP2005055900 2004-225987	Rixflex Holdings Limited*	3/3/2005	Japan
	P-00200400374	APDN (B.V.I.) Inc	8/4/2004	Indonesia
Methods and Systems for the Generation of Plurality of Security Markers and the Detection Thereof	12/690,799	APDN (B.V.I.) Inc.	None	United States

Published Patent Applications
Patent Name	Patent Appl. No	Assignee of Record	Publication Date	Jurisdiction

System and Method for Marking Textiles with Nucleic Acids	publication # 20050112610 (10/825,968)	APDN (B.V.I.) Inc.	5/26/2005	United States
System and Method for Authenticating Multiple Components Associated with a Particular Good	20070048761 (11/437,265)	APDN (B.V.I.) Inc.	3/1/2007	United States
System and Method for Secure Document Printing and Detection	20090042191 (11/954,044)	APDN (B.V.I.) Inc.	2/12/2009	United States
System and Method for Authenticating Tablets	20090075261 (11/954,055)	APDN (B.V.I.) Inc.	3/19/2009	United States
System and Method for Authenticating Sports Identification Goods	20080293052 (11/954,051)	APDN (B.V.I.) Inc.	11/27/2008	United States
Optical Reporter Compositions	20080299667 (11/954,030)	APDN (B.V.I.) Inc.	12/4/2008	United States
Methods for Covalent Linking of Optical Reporters	20080312427 (11/954,009)	APDN (B.V.I.) Inc.	12/12/2008	United States
Method for Authenticating Articles with Optical Reporters	20080299559 (11/954,038)	APDN (B.V.I.) Inc.	12/4/2008	United States
Methods for Genetic Analysis of Textiles made of Gossypium Barbadense and Gossypium Hirsutum Cotton	Published by WIPO WO 2010/056642 12/269,737	APDN (B.V.I.) Inc.	05/20/2010.	United States
Methods for Genetic Analysis of Textiles made of Gossypium Barbadense and Gossypium Hirsutum Cotton	Published by WIPO WO 2010/056642 PCT/US09/63814	APDN (B.V.I.) Inc.	05/20/2010	WIPO
Methods for Genotyping Mature Cotton Fibers and Textiles	Published by WIPO WO 2010/056645 12/269,757	APDN (B.V.I.) Inc.	Published by WIPO 05/20/2010.	United States
Methods for Genotyping Mature Cotton Fibers and Textiles	Published by WIPO WO 2010/056645 PCT/US09/63818	APDN (B.V.I.) Inc.	05/20/2010	WIPO
Incorporating Water Soluble Security Markers into Cyanoacrylate Solutions	20090286250 (12/465,450)	APDN (B.V.I.) Inc.	11/19/2009	United States

The following are used by the Grantor:

TRADEMARKS
Registered	TM Reg #	Assignee of Record	Registered	Jurisdiction

APPLIED DNA	3489209	APDN	8/19/2008	United States
SIGNATURE	3482366	APDN	8/5/2008	United States
SIGNATURE	005419031	Apdn	10/26/2006	EU
SIGNATURE	1143760	APDN	10/27/2006	Australia
AZSURE	3698729	APDN	10/20/2009	United States
AZSURE	1022396	APDN	1109/2009	EU
Pending	TM Reg #	Assignee of Record	Filed	Jurisdiction

FIBERTYPING	77/488531	APDN	6/2/2008	United States
PIMATYPING	77/488647	APDN	6/2/2008	United States
BIOMATERIAL GENOTYPING	77/771522	APDN	6/30/2009	United States
FIBERTYPING	77/728499	APDN	05/04/2009	United States
PIMATYPING	77/728511	APDN	05/04/2009	United States
* Rixflex has been merged with and into APDN (B.V.I.) Inc.

Licenses

None.

Trade Names

Grantor uses the following trade names APDN (B.V.I.) Inc.

Trade names used by each person from whom the Grantor has acquired a substantial part of the Collateral: Biowell Technology, Inc., Rixflex Holdings Limited

Schedule III

Equipment, Fixtures, Goods and Inventory

Locations of Equipment, Fixtures, Goods and Inventory

25 Health Sciences Drive, Suite 113
Stony Brook, New York 11790

Registered Office

P.O. Box 3170
Nemours Chambers
Road Town, Tortola
British Virgin Islands, VG1110

Schedule IV

(i)  Promissory Notes, Securities and other Instruments owned by Grantor

None.

(ii) Deposit Accounts, Securities Accounts, Commodities Accounts

None.

Schedule V (Schedule 4(g))

Financing Statements and Other Required or Advisable Documents, Instruments and Certificates

The Grantor has granted a security interest in all of its assets, which security interest will be pari passu with the security interest granted to the Collateral Agent for the benefit of the Buyers pursuant to the Agreement, to holders of the following secured convertible promissory notes (the “Existing Promissory Notes”):

Promissory Notes in the aggregate principal amount of $150,000 issued on January 29, 2009 to James A. Hayward, due January 29, 2010* with interest at 10% per annum.

Promissory Notes in the aggregate principal amount of $200,000 issued on February 27, 2009 to James A. Hayward, due February 27, 2010* with interest at 10% per annum.

Promissory Notes in the aggregate principal amount of $250,000 issued on March 30, 2009 to James A. Hayward, due March 30, 2010* with interest at 10% per annum.

Promissory Notes in the aggregate principal amount of $250,000 issued on June 22, 2009 to accredited investors, due June 22, 2010 with interest at 10% per annum.

Promissory Note in the principal amount of $150,000 issued on June 30, 2009 to James A. Hayward, due June 30, 2010 with interest at 10% per annum.

Promissory Notes in the aggregate principal amount of $430,000 issued on August 21, 2009 to accredited investors, due August 21, 2010 with interest at 10% per annum.

Promissory Notes in the aggregate principal amount of $250,000 issued on September 30, 2009 to accredited investors, due September 30, 2010 with interest at 10% per annum.

Promissory Note in the principal amount of $250,000 issued on September 30, 2009 to James A. Hayward, due September 30, 2010 with interest at 10% per annum.

Promissory Notes in the aggregate principal amount of $270,000 issued on October 14, 2009 to accredited investors, due October 14, 2010 with interest at 10% per annum.

Promissory Notes in the aggregate principal amount of $50,000 issued on January 7, 2010 to Glenn A. Little, due January 7, 2011 with interest at 10% per annum.

Promissory Note in the aggregate principal amount of $675,000 issued on June 4, 2010 to James A. Hayward, due January 31, 2012 with interest at 10% per annum.

* These promissory notes have matured but the Company and James A. Hayward have agreed to delay payment and conversion of these notes to a future date.

A UCC-1 was filed in connection with each of the Existing Promissory Notes.

Schedule VI

Commercial Tort Claims

None.